         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 1998

                                                    REGISTRATION NO. 333-46445

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                   AMENDMENT NO. 2
                                          TO
                                       FORM S-4
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933


                                    CORTECH, INC.
                (Exact name of registrant as specified in its charter)

          DELAWARE                              8731                         84-0894091
(State or other jurisdiction of       (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)       Classification Code Number)        Identification No.)

                                    CORTECH, INC.
                              6850 N. BROADWAY, SUITE G
                               DENVER, COLORADO  80221
                                    (303) 650-1200
                 (Address, including ZIP Code, and telephone number,
          including area code, of registrant's principal executive offices)
                                      __________

                                  DIARMUID F. BORAN
                               CHIEF OPERATING OFFICER
                                    CORTECH, INC.
                              6850 N. BROADWAY, SUITE G
                               DENVER, COLORADO  80221
                                    (303) 650-1200
              (Name, address, including ZIP Code, and telephone number,
                      including area code, of agent for service)
                                      __________

              IT IS REQUESTED THAT COPIES OF COMMUNICATIONS BE SENT TO:

         ALAN C. MENDELSON, ESQ.                   DAVID R. SNYDER, ESQ.
         CARRIE L. SCHIFF, ESQ.                    T. MICHAEL HIRD, ESQ.
          LISA S. DUMAW, ESQ.                  PILLSBURY MADISON & SUTRO LLP
          COOLEY GODWARD LLP                    101 W. BROADWAY, SUITE 1800
   2595 CANYON BOULEVARD, SUITE 250             SAN DIEGO, CALIFORNIA 92101
       BOULDER, COLORADO  80302                        (619) 234-5000
           (303) 546-4000


     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                         WITHDRAWAL OF REGISTRATION STATEMENT

     That certain Agreement and Plan of Merger and Reorganization dated December 22, 1997 (the "Reorganization Agreement") between the Registrant, BioStar, Inc., a Delaware corporation, and Cortech Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Registrant, has been terminated. The Reorganization Agreement had been the principal subject of the Registration Statement. By this Amendment No. 2 to the Registration Statement, the Registrant hereby withdraws the Registration Statement.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, County of Denver, State of Colorado, on May 19, 1998.


                              CORTECH, INC.

                              By: /s/ Diarmuid F. Boran
                                  ---------------------
                                  Diarmuid F. Boran
                                  Chief Operating Officer


NAME                               TITLE                                       DATE
----                               -----                                       ----

*/s/ Bert Fingerhut                Director and Acting Chief Executive         May 19, 1998
-----------------------------      Officer (principal executive officer)
Bert Fingerhut


/s/ Diarmuid F. Boran              Chief Operating Officer and Acting          May 19, 1998
-----------------------------      Chief Financial Officer (principal
Diarmuid F. Boran                  financial and accounting officer)


*/s/ Charles Cohen, Ph.D.          Director                                    May 19, 1998
-----------------------------
Charles Cohen, Ph.D.


*/s/ Donald Kennedy, Ph.D.         Director                                    May 19, 1998
-----------------------------
Donald Kennedy, Ph.D.


*/s/ Allen Misher, Ph.D.           Director                                    May 19, 1998
-----------------------------
Allen Misher, Ph.D.


* By /s/ Kenneth R. Lynn
-----------------------------
Kenneth R. Lynn
Attorney-in-fact
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